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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 18, 2006

SOUTHWEST CASINO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN 55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On December 18, 2006, Southwest Eagle, LLC (“Southwest Eagle”), a wholly-owned subsidiary of Southwest Casino Corporation, entered into an Asset Purchase Agreement and a long-term lease with Pinnacle Casinos and Resorts, LLC (“Pinnacle”) under which Southwest Eagle will, subject to the terms and conditions stated in the asset purchase agreement and lease, acquire the operating assets and lease the real property of the Double Eagle Hotel and Casino and Gold Creek Casino in Cripple Creek, Colorado (collectively, the “Double Eagle”). Southwest will purchase these assets simultaneously with Pinnacle’s acquisition of all of the outstanding capital stock of Colorado Casino Resorts, Inc. (“CCRI”), the owner and operator of the Double Eagle, under a separate Securities Purchase Agreement between Pinnacle’s and CCRT’s current shareholders.

Under the terms of the Asset Purchase Agreement, Southwest will acquire all of the operating assets of the Double Eagle, including all cash in machines and accounts, but excluding real property and improvements, for $12,625,000 Southwest will pay CCRI an additional $11,000,000 as prepaid rent. Southwest will pay $16,000,000 in cash at closing and $7,625,000 by delivery of a promissory note to Pinnacle. Southwest will also assume certain specified liabilities of CCRI, including accounts payable and all liabilities under contracts and leases connected with the operation of the Double Eagle.

The closing of the transactions contemplated in the Asset Purchase Agreement is subject to numerous conditions, including Pinnacle’s completion of the financing for and acquisition of the CCRI stock, Southwest’s receipt of financing for payment of the purchase price and prepaid rent, approval of the transaction and Southwest’s application for licenses to operate the Double Eagle and Gold Creek casinos by the Colorado Division of Gaming, completion of due diligence to the satisfaction of both Southwest and Pinnacle, and other customary closing conditions. The parties intend to close the transaction within 10 days after receipt of all required regulatory approvals and currently anticipate that this will occur in March of 2007. A copy of the Asset Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1. The description of the Asset Purchase Agreement in this Current Report on Form 8-K and accompanying press release does not purport to be complete and is qualified in its entirety by the terms of the attached Asset Purchase Agreement.

Under the terms of the promissory note to be issued to Pinnacle, Southwest will make monthly payments of interest only at annual rates of three percent, four percent and five percent, respectively, during the first three years the note is outstanding. After the third year, Southwest must make monthly payments of its interest at Prime plus principal based on a 20-year amortization schedule. The note of the note will be due in full on its tenth anniversary. With the consent of the note holder, Southwest may convert up to $4 million of the principal amount of the note into Southwest common stock at a price equal to the average closing market price of Southwest common shares for the 10 business days immediately preceding the conversion date. The promissory note will be secured by substantially all of the assets acquired under the Asset Purchase Agreement, which security interest will be subordinate to Southwest’s existing secured indebtedness, and guaranteed by Southwest Casino Corporation. There is no penalty for prepayment.

The long-term lease for the real property and improvements provides that simultaneous with Pinnacle’s acquisition of the CCRI stock, Pinnacle will cause CCRI to enter into a 30-year net lease for all real property and improvements owned by CCRI in Cripple Creek, Colorado, including off-site real property that is or may be used in the operation of the Double Eagle. Initial rent under this lease is $4 million per year, payable in equal monthly installments, and increases to $5.5 million by the 30th year. Southwest can extend the lease for up to 15 years under three 5-year options. The lease requires Southwest to pay all costs associated with the real property and improvements, including real estate taxes, but exclude costs of repair of structural defects, an insured casualty, or condemnation. The lease contains other customary terms and conditions. A copy of the lease is attached to this Current Report on Form 8-K as Exhibit 10.2. The description of the lease in this Current Report on Form 8-K and accompanying press release does not purport to be complete and is qualified in its entirety by the terms of the attached Asset Purchase Agreement.

All of the transactions contemplated in the Asset Purchase Agreement and Lease described above are contingent on Pinnacle consummating its acquisition of all of the outstanding capital stock of CCRI under the Securities Purchase Agreement between Pinnacle and the current CCRI shareholders.  That agreement was to terminate on December 20, 2006 if Pinnacle did not satisfy certain conditions, including delivery of evidence of Pinnacle’s authorization to do business in Colorado.  To Southwest’s knowledge, Pinnacle has not delivered evidence of its authorization to do business in Colorado to the CCRI shareholders.  Southwest does not know whether the failure to deliver evidence of Pinnacle’s authorization to do business in Colorado terminates the Securities Purchase Agreement or gives the CCRI shareholders the right to terminate the Securities Purchase Agreement, or whether the CCRI shareholders may choose to exercise that right.

Item 8.01            Other Events

In connection with its entry into the Asset Purchase Agreement and Lease described above, Southwest Eagle, LLC filed applications for retail gaming licenses to operate the Double Eagle and Gold Creek casinos in Cripple Creek, Colorado with the Colorado Division of Gaming on December 18, 2006.

Item 9.01            Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description	Method of Filing
10.1

Asset Purchase Agreement dated December 18, 2006 by and among Southwest Eagle, LLC, Richard F. Fabiano, Frank R. Spadafore, Dorian N. Lange and Pinnacle Casinos and Resorts, LLC, and Colorado Casino Resorts, Inc., Double Eagle Resorts, Inc., and Gold Creek Ventures, LLC

Filed herewith
10.2	Lease dated December 20, 2006 by and between Pinnacle Casinos and Resorts, LLC, Colorado Casino Resorts, Inc., and Southwest Eagle, LLC, a Minnesota	Filed herewith
99.1	Press Release dated December 21, 2006	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: December 21, 2006

	By:	/s/ Thomas E. Fox
	Name:	Thomas E. Fox
	Title:	President